Exhibit 99.1

NEWS RELEASE

Southcross Energy 1717 Main Street, Suite 5200, Dallas, Texas 75201, 214-979-3720

Southcross Energy Partners, L.P. Reports Second Quarter Results

DALLAS, August 14, 2018 - Southcross Energy Partners, L.P. (NYSE: SXE) (“Southcross” or the “Partnership”) today announced second quarter financial and operating results.

Southcross’ net loss was $17.9 million for the quarter ended June 30, 2018, compared to $15.9 million for the same period in the prior year and $16.8 million for the quarter ended March 31, 2018. Adjusted EBITDA (as defined below) was $14.9 million for the quarter ended June 30, 2018, compared to $17.1 million for the same period in the prior year and $15.1 million for the quarter ended March 31, 2018.

Processed gas volumes during the quarter averaged 234 MMcf/d, a decrease of 12% compared to 267 MMcf/d for the same period in the prior year and in-line with volumes of 234 MMcf/d for the quarter ended March 31, 2018.

On July 29, 2018, Southcross terminated the previously announced Agreement and Plan of Merger, dated as of October 31, 2017, with American Midstream Partners, LP (NYSE:AMID)(“AMID”) whereby AMID had proposed to merge Southcross into a wholly owned subsidiary of AMID. In addition, effective July 29, 2018, Southcross Holdings LP (“Southcross Holdings”) terminated the previously announced Contribution Agreement, dated as of October 31, 2017, with AMID as a result of a funding failure by AMID. Pursuant to the terms of the Contribution Agreement, because of the nature of the termination Southcross Holdings was entitled to receive a termination fee of $17 million. On August 1, 2018, AMID paid the $17 million termination fee, of which approximately $4 million will be used to reimburse the Partnership for transaction costs.

“Following our termination of the merger agreement, our focus is on restoring financial performance that was hampered during the pendency of the transaction and on pursuing various strategic options to improve our balance sheet,” said David Biegler, Acting Chairman, President and Chief Executive Officer of Southcross’ general partner. “We remain diligent in our efforts to improve liquidity through improvements in operating results. Additionally, we are focused on taking advantage of the improving commercial environments in our key operating areas.”

Capital Expenditures

For the quarter ended June 30, 2018, growth and maintenance capital expenditures were $4.2 million and were related primarily to various projects to connect new production to our assets.

Capital and Liquidity

As of June 30, 2018, Southcross had total outstanding debt of $529 million, including $83 million under its revolving credit facility, as compared to total outstanding debt of $530 million as of March 31, 2018. At August 10, 2018, Southcross had more than $15 million in available liquidity.

Cash Distributions and Distributable Cash Flow

Distributable cash flow (as defined below) for the quarter ended June 30, 2018 was $4.7 million, compared to $8.0 million for the same period in the prior year and $5.0 million for the quarter ended March 31, 2018. The Partnership did not make a cash distribution for the quarter ended June 30, 2018 and is not allowed to make any cash distributions until the Partnership’s consolidated total leverage ratio, as defined under its credit agreement, is at or below 5.0x to 1. At June 30, 2018, the Partnership’s consolidated total leverage ratio was approximately 9.1x to 1 compared to approximately 8.6x to 1 for the quarter ended March 31, 2018. (See the accompanying reconciliation of all non-GAAP items at the end of this news release).
Conference Call Information

Southcross will hold a conference call on Monday, August 20, 2018, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) to discuss its second quarter 2018 financial and operating results as well as its future outlook. The call can be accessed live over the telephone by dialing (877) 705-6003 or, for international callers, (201) 493-6725. The replay of the call will be available shortly after the call and can be accessed by dialing (844) 512-2921 or, for international callers, (412) 317-6671. The passcode for the replay is 13682658. The replay of the call will be available for approximately two weeks following the call.

Interested parties may also listen to a simultaneous webcast of the call on Southcross’ website at www.southcrossenergy.com under the “Investors” section. A replay of the webcast will also be available for approximately two weeks following the call.

About Southcross Energy Partners, L.P.
Southcross Energy Partners, L.P. is a master limited partnership that provides natural gas gathering, processing, treating, compression and transportation services and NGL fractionation and transportation services. It also sources, purchases, transports and sells natural gas and NGLs. Its assets are located in South Texas, Mississippi and Alabama and include two gas processing plants, one fractionation plant and approximately 3,100 miles of pipeline. The South Texas assets are located in or near the Eagle Ford shale region. Southcross is headquartered in Dallas, Texas. Visit www.southcrossenergy.com for more information.
Cautionary Statement Regarding Forward-Looking Statements
This news release and accompanying statements may contain forward-looking statements. All statements that are not statements of historical facts, including statements regarding our future financial position, results, business strategy, guidance, distribution growth and plans and objectives of management for future operations, are forward-looking statements. We have used the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “would”, “potential,” and similar terms and phrases to identify forward-looking statements in this news release. Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions could be inaccurate, and, therefore, we cannot assure you that the forward-looking statements included herein will prove to be accurate. These forward-looking statements reflect our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors, many of which are outside our control. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors which are described in greater detail in our filings with the Securities and Exchange Commission (“SEC”). Please see our “Risk Factors” and other disclosures included in their Annual Report on Form 10-K for the year ended December 31, 2017 and in subsequently filed Forms 10-Q and 8-K. All future written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the previous statements. The forward-looking statements herein speak as of the date of this news release. Southcross undertakes no obligation to update any information contained herein or to publicly release the results of any revisions to any forward-looking statements that may be made to reflect events or circumstances that occur, or that we become aware of, after the date of this news release.
Use of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States, or GAAP. We also present the non-GAAP financial measures of Adjusted EBITDA and distributable cash flow.

We define Adjusted EBITDA as net income/loss, plus interest expense, income tax expense, depreciation and amortization expense, equity in losses of joint venture investments, certain non-cash charges (such as non-cash unit-based compensation, impairments, loss on extinguishment of debt and unrealized losses on derivative contracts), major litigation costs net of recoveries, transaction-related costs, revenue deferral adjustment, loss on sale of assets, severance expense and selected charges that are unusual or non-recurring; less interest income, income tax benefit, unrealized gains on derivative contracts, equity in earnings of joint venture investments, gain on sale of assets and selected gains that are unusual or non-recurring. Adjusted EBITDA should not be considered an alternative to net income, operating cash flow or any other measure of financial performance presented in accordance with GAAP.

Adjusted EBITDA is a key metric used in measuring our compliance with our financial covenants under our debt agreements and is used as a supplemental measure by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others, to assess the ability of our assets to generate cash sufficient to support our indebtedness and make future cash distributions; operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing or capital structure; and the attractiveness of capital projects and acquisitions and the overall rates of return on investment opportunities.

We define distributable cash flow as Adjusted EBITDA, plus interest income and income tax benefit, less cash paid for interest, income tax expense and maintenance capital expenditures. We use distributable cash flow to analyze our liquidity. Distributable cash flow does not reflect changes in working capital balances. Distributable cash flow is used to assess the ability of our assets to generate cash sufficient to support our indebtedness and make future cash distributions to our unitholders; and the attractiveness of capital projects and acquisitions and the overall rates of return on alternative investment opportunities.

Adjusted EBITDA and distributable cash flow are not financial measures presented in accordance with GAAP. We believe that the presentation of these non-GAAP financial measures provides useful information to investors in assessing our financial condition, results of operations and cash flows from operations. Reconciliations of Adjusted EBITDA and distributable cash flow to their most directly comparable GAAP measure are included in this press release. Net income and net cash provided by operating activities are the GAAP measures most directly comparable to Adjusted EBITDA. The GAAP measure most directly comparable to distributable cash flow is net cash provided by operating activities. Our non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measure. Each of these non-GAAP financial measures has important limitations as an analytical tool because each excludes some but not all items that affect the most directly comparable GAAP financial measure. You should not consider Adjusted EBITDA or distributable cash flow in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA and distributable cash flow may be defined differently by other companies in our industry, our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility across industry lines.

A reconciliation of these financial measures to the most comparable GAAP financial measures is contained in the accompanying schedule.

###
Contact:
Southcross Energy Partners, L.P.
Mallory Biegler, 214-979-3720
Investor Relations
investorrelations@southcrossenergy.com

SOUTHCROSS ENERGY PARTNERS, L.P.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per unit data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues:
Revenues	$78,343	$127,970	$182,204	$242,357
Revenues - affiliates	59,077	40,308	111,846	81,079
Total revenues	137,420	168,278	294,050	323,436

Expenses:
Cost of natural gas and liquids sold	104,411	132,948	227,928	251,639
Operations and maintenance	14,376	15,195	28,349	29,501
Depreciation and amortization	17,906	18,302	35,762	36,152
General and administrative	4,941	4,863	9,916	13,059
Impairment of assets	—	—	—	649
Gain on sale of assets	(553)	(129)	(553)	(191)
Total expenses	141,081	171,179	301,402	330,809

Loss from operations	(3,661)	(2,901)	(7,352)	(7,373)
Other income (expense):
Equity in losses of joint venture investments	(3,152)	(3,331)	(6,288)	(6,647)
Interest expense	(11,095)	(9,636)	(21,105)	(18,739)
Gain on insurance proceeds	—	—	—	1,508
Total other expense	(14,247)	(12,967)	(27,393)	(23,878)
Loss before income tax expense	(17,908)	(15,868)	(34,745)	(31,251)
Income tax expense	—	(2)	—	(2)
Net loss	$(17,908)	$(15,870)	$(34,745)	$(31,253)
General partner unit in-kind distribution	(11)	(22)	(22)	(30)
Net loss attributable to partners	$(17,919)	$(15,892)	$(34,767)	$(31,283)

Earnings per unit:
Net loss allocated to limited partner common units	$(10,714)	$(9,648)	$(20,826)	$(19,020)
Weighted average number of limited partner common units outstanding	48,637	48,538	48,632	48,530
Basic and diluted loss per common unit	$(0.22)	$(0.20)	$(0.43)	$(0.39)

Net loss allocated to limited partner subordinated units	$(2,539)	$(2,426)	$(5,229)	$(4,786)
Weighted average number of limited partner subordinated units outstanding	12,214	12,214	12,214	12,214
Basic and diluted loss per subordinated unit	$(0.22)	$(0.20)	$(0.43)	$(0.39)

SOUTHCROSS ENERGY PARTNERS, L.P.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for unit data)
(Unaudited)

	June 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$1,155	$5,218
Trade accounts receivable	27,924	33,920
Accounts receivable - affiliates	33,656	33,163
Prepaid expenses	1,722	2,592
Other current assets	8,493	497
Total current assets	72,950	75,390

Property, plant and equipment, net	886,043	914,547
Investments in joint ventures	105,681	111,747
Other assets	2,508	2,519
Total assets	$1,067,182	$1,104,203

LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
Accounts payable and accrued liabilities	$49,331	$57,782
Accounts payable - affiliates	94	378
Current portion of long-term debt	522,479	4,256
Other current liabilities	12,519	12,976
Total current liabilities	584,423	75,392

Long-term debt	—	514,266
Other non-current liabilities	17,774	14,979
Total liabilities	602,197	604,637

Commitments and contingencies

Partners' capital:
Common units (48,636,517 and 48,614,187 units outstanding as of June 30, 2018 and December 31, 2017, respectively)	193,632	215,146
Class B Convertible units (18,982,577 and 18,335,181 units issued and outstanding as of June 30, 2018 and December 31, 2017, respectively)	259,798	266,725
Subordinated units (12,213,713 units issued and outstanding as of June 30, 2018 and December 31, 2017, respectively)	2,860	8,302
General partner interest	8,695	9,393
Total partners' capital	464,985	499,566
Total liabilities and partners' capital	$1,067,182	$1,104,203

SOUTHCROSS ENERGY PARTNERS, L.P.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2018	2017
Cash flows from operating activities:
Net loss	$(34,745)	$(31,253)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	35,762	36,152
Unit-based compensation	170	414
Amortization of deferred financing costs, original issuance discount and PIK interest	2,770	1,830
Gain on sale of assets	(553)	(191)
Unrealized gain on financial instruments	(1)	(19)
Equity in losses of joint venture investments	6,288	6,647
Impairment of assets	—	649
Gain on insurance proceeds	—	(1,508)
Other, net	(126)	(348)
Changes in operating assets and liabilities:
Trade accounts receivable, including affiliates	5,504	638
Prepaid expenses and other current assets	(7,123)	1,459
Other non-current assets	535	65
Accounts payable and accrued expenses, including affiliates	(10,352)	(684)
Other liabilities	4,664	(2,567)
Net cash provided by operating activities	2,793	11,284
Cash flows from investing activities:
Capital expenditures	(7,619)	(12,936)
Aid in construction receipts (payments)	(7)	6,644
Insurance proceeds from property damage claims, net of expenditures	—	2,000
Net proceeds from sales of assets	108	2,794
Investment contributions to joint venture investments	(222)	(230)
Net cash used in investing activities	(7,740)	(1,728)
Cash flows from financing activities:
Borrowings under our senior unsecured note	15,000	—
Repayments under our credit facility	(11,431)	(10,000)
Repayments under our term loan agreement	(2,128)	(3,225)
Payments on capital lease obligations	(293)	(247)
Financing costs	(256)	(44)
Tax withholdings on unit-based compensation vested units	(8)	(45)
Net cash provided by (used in) financing activities	884	(13,561)

Net decrease in cash and cash equivalents	(4,063)	(4,005)
Cash and cash equivalents — Beginning of period	5,218	21,226
Cash and cash equivalents — End of period	$1,155	$17,221

SOUTHCROSS ENERGY PARTNERS, L.P.
SELECTED FINANCIAL AND OPERATIONAL DATA
(In thousands, except for operating data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Financial data:
Adjusted EBITDA	$14,905	$17,070	$29,982	$35,088

Maintenance capital expenditures	$866	$248	$1,751	$928
Growth capital expenditures	3,330	5,823	5,868	12,008

Distributable cash flow	$4,714	$7,993	$9,747	$16,912

Operating data:
Average volume of processed gas (MMcf/d)	234	267	234	262
Average volume of NGLs produced (Bbls/d)	29,665	32,945	29,097	32,092
Average daily throughput Mississippi/Alabama (MMcf/d)	163	166	180	167

Realized prices on natural gas volumes ($/Mcf)	$3.12	$3.22	$3.20	$3.28
Realized prices on NGL volumes ($/gal)	0.61	0.65	0.57	0.62

SOUTHCROSS ENERGY PARTNERS, L.P.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net cash provided by operating activities	$3,708	$11,094	$2,793	$11,284
Add (deduct):
Depreciation and amortization	(17,906)	(18,302)	(35,762)	(36,152)
Unit-based compensation	(105)	(157)	(170)	(414)
Amortization of deferred financing costs, original issuance discount and PIK interest	(1,495)	(879)	(2,770)	(1,830)
Gain on sale of assets	553	129	553	191
Unrealized gain (loss) on financial instruments	(4)	2	1	19
Equity in losses of joint venture investments	(3,152)	(3,331)	(6,288)	(6,647)
Impairment of assets	—	—	—	(649)
Gain on insurance proceeds	—	—	—	1,508
Other, net	63	63	126	348
Changes in operating assets and liabilities:
Trade accounts receivable, including affiliates	1,332	10,619	(5,504)	(638)
Prepaid expenses and other current assets	(102)	(2,089)	7,123	(1,459)
Other non-current assets	(600)	(4)	(535)	(65)
Accounts payable and accrued liabilities, including affiliates	(922)	(11,415)	10,352	684
Other liabilities	722	(1,600)	(4,664)	2,567
Net loss	$(17,908)	$(15,870)	$(34,745)	$(31,253)
Add (deduct):
Depreciation and amortization	$17,906	$18,302	$35,762	$36,152
Interest expense	11,095	9,636	21,105	18,739
Income tax expense	—	2	—	2
Gain on insurance proceeds	—	—	—	(1,508)
Impairment of assets	—	—	—	649
Gain on sale of assets	(553)	(129)	(553)	(191)
Revenue deferral adjustment	(104)	754	(208)	1,508
Unit-based compensation	105	157	170	414
Major litigation costs, net of recoveries	—	116	—	149
Transaction-related costs	197	—	818	—
Equity in losses of joint venture investments	3,152	3,331	6,288	6,647
Severance expense	—	414	—	2,748
Expenses related to shut-down of Conroe processing plant and conversion of Gregory processing plant	—	313	—	607
Other, net	1,015	44	1,345	425
Adjusted EBITDA	$14,905	$17,070	$29,982	$35,088
Cash interest, net of capitalized costs	(9,326)	(8,827)	(18,484)	(17,246)
Income tax expense	—	(2)	—	(2)
Maintenance capital expenditures	(866)	(248)	(1,751)	(928)
Distributable cash flow	$4,714	$7,993	$9,747	$16,912